QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.1

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019-6099
(212) 728-8000 (Telephone)
(212) 728-8111 (Facsimile)

July 22, 2004

Eon Labs, Inc.
227-15 North Conduit Avenue
Laurelton, New York 11413

Ladies and Gentlemen:

        We have acted as counsel to Eon Labs, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") relating to the offer and sale by Santo Holding (Deutschland) GmbH of up to 14,700,000 shares (the "Secondary Shares") of common stock of the Company, par value $.01 per share ("Common Stock"). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

        In rendering the opinions set forth herein, we have examined and relied on originals or copies of: (i) the Registration Statement; (ii) the Restated Certificate of Incorporation of the Company, as amended to date; (iii) the Amended and Restated By-laws of the Company, as amended to date; (iv) certain resolutions of the Board of Directors of the Company relating to the Secondary Shares and related matters and (v) and other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed. In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company and public officials.

        Based upon and subject to the foregoing, we are of the opinion that the Secondary Shares have been duly authorized and validly issued and are fully paid and nonassessable.

        This opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the prospectus included as part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/  WILLKIE FARR & GALLAGHER LLP

QuickLinks

  Exhibit 5.1